        As filed with the Securities and Exchange Commission on October 13, 2004.

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	77-0554122 (I.R.S. Employer Identification No.)

275 Gibraltar Drive Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)

Alliance Fiber Optic Products, Inc. 2000 Employee Stock Purchase Plan
(Full title of the plan)

PETER C. CHANG
President and Chief Executive Officer
Alliance Fiber Optic Products, Inc.
275 Gibraltar Drive
Sunnyvale, California 94089
(408) 736-6900
(Name, address and telephone number,
including area code, of agent for service)	Copy to: GABRIELLA A. LOMBARDI, ESQ. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	1,014,679 shares	$0.83	$838,125	$106

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq SmallCap Market on October 8, 2004.

_________________

        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 29, 2000 (File No. 333-50998) and on February 2, 2001 (File No. 333-54864) is hereby incorporated by reference.

Part II

Incorporation of Documents by Reference

        The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

    (1)        Registrant’s Annual Report on Form 10-KSB (File No. 000-31857) for the year ended December 31, 2003;

    (2)        Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-31857), Registrant’s Quarterly Report on Form 10-QSB (File No. 000-31857) for the quarter ended March 31, 2004, and Registrant’s Quarterly Report on Form 10-QSB (File No. 000-31857) for the quarter ended June 30, 2004; and

    (3)        The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed October 27, 2000, as amended November 14, 2000 (File No. 000-31857).

        In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Independent Public Accountants.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 11, 2004.

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By /s/ Peter C. Chang
Peter C. Chang
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Chang and Anita K. Ho, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Peter C. Chang	President, Chief Executive Officer	October 11, 2004
Peter C. Chang	(Principal Executive Officer
and Chairman)
/s/ Anita K. Ho	Acting Chief Financial Officer	October 11, 2004
Anita K. Ho	(Principal Financial and Accounting
Officer)
/s/ Richard Black	Director	October 11, 2004
Richard Black

/s/ Gwong-Yih Lee	Director	October 11, 2004
Gwong-Yih Lee

/s/ Ray Sun	Director	October 11, 2004
Ray Sun

/s/ James C. Yeh	Director	October 11, 2004
James C. Yeh

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Independent Public Accountants.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2)